Exhibit 8(a)(iii)

Amendment to Fund Participation Agreement

This Amendment to Fund Participation Agreement (the “Amendment”) is dated April 30, 2015, and is entered into by and among The Lincoln National Life Insurance Company, an Indiana insurance company (the “Company”), ALPS Variable Investment Trust, a Delaware Statutory Trust (the “Trust” or the “Fund,” and each series of the Trust listed on Exhibit B, as applicable, a “Portfolio” and collectively, the “Portfolios”), ALPS Advisors, Inc. a Colorado corporation, (“AAI”), and ALPS Portfolio Solutions Distributor, Inc. (“APSD”), a Colorado corporation.

WHEREAS, the Company, the Trust, AAI, and APSD previously entered into a Fund Participation Agreement dated May 1, 2014, as amended (the “Agreement”); and

WHEREAS, the Company, the Trust, AAI, and APSD wish to amend the Agreement in order to (i) add the ALPS | Stadion Tactical Growth Portfolio and the ALPS | Red Rocks Listed Private Equity Portfolio to the “Designated Portfolios” under the Agreement, (ii) to update Section 6.1 and Schedule D to reflect additional payment by AAI for certain Portfolios, and (iii) incorporate certain other changes to the Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Sections 1.10 and 1.11 is hereby added to Article I and states as follows:

1.10
For the Fund’s Portfolios that have adopted a Rule 12b-1 Plan and such Portfolio is set forth under Schedule D the Company does herein affirm that it will perform some or all of the following distribution related activities and/or personal services on behalf of the Fund and/or to Contract Owners: (a) compensating the Company’s sales professionals for assistance provided to prospective Contract Owner’s in purchasing Portfolio shares, (b) develop and distribute advertising, sales materials, and other activities marketing the Fund’s Portfolios shares to prospective Contract Owners, (c) any other activities performed by the Company which are either directly or indirectly intend to result in the sale of a Fund’s Portfolio shares and/or (d) respond to existing Contract Owners’ inquiries regarding, among other things, Portfolio share prices, account balances, dividend amounts and dividend payment dates.

1.11
For the Fund’s Portfolios that have adopted a non 12b-1 Shareholder Services Plan and is set forth under Schedule D the Company does herein affirm that it will perform some or all of the following administrative and/or sub-accounting services on behalf of Contract Owners (“Services”): (a) establish and maintain Portfolio shares on behalf of Contract Owners within consolidated account(s) on a transaction processing and record keeping system, and maintain ability to access Contract Owners’ current Fund/Portfolio information, including without limitation, share balances, dividend information and transaction history; (b) receive instructions from or on behalf of Contract Owners for the purchase, sale, exchange or redemption of Shares (“Instructions”) and communicate the Instructions, as directed to the Fund or its transfer agent (the “Receiving Party”), for the purpose of enabling the Receiving Party to input and execute orders that correspond to the Instructions on the books of the Fund, in a time frame and manner as the parties shall, from time to time, agree; (c)  maintain records for and on behalf of each Contract Owners reflecting Instructions and outstanding balances of Shares owned by the Contract Owners; (d)  Prepare and transmit to Contract Owners’ periodic consolidated account statements, (e)  Provide Contract Owners’ with copies of prospectuses, profiles, statements of additional information (collectively “Prospectus”), proxy materials, and periodic and special shareholder reports, to the extent and in the manner required by law applicable to Company; (f)  Distribute to Contract Owners’ all dividends, capital gains or other payments authorized by each Fund, with such distributions to be credited to Contract Owner  in accordance with instructions received from Contract Owner and/or (g)  Collect and pay to the Fund or its designee any redemption fees based upon the terms in a Fund’s Prospectus.

2. Section 6.1 of Article VI of the Agreement is hereby deleted and replaced in its entirety with the following:

6.1
The Fund will pay no fee or other compensation to the Company under this Agreement except that: (1) for Class I and Class II shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio, and for Class I of the ALPS | Alerian Energy Infrastructure Portfolio, ALPS | Red Rocks Listed Private Equity Portfolio, ALPS | Stadion Tactical Defensive Portfolio, and ALPS | Stadion Tactical Growth Portfolio, the Adviser may make payments to the Company or any distributor for the Contracts in an amount agreed to between the Adviser and the Company and as set forth under Schedule D; (2) for Class II and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the principal distributor of the Contracts out of the Fund’s own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related activities provided by the Company on behalf of the Fund to Contract owners who allocate assets to the Class II or Class III Shares, and/or in recognition of the economies provided to the Fund as a result of personal services provided to Contract owners and/or the maintenance of Contract owner accounts by the Company previously contemplated and (3) for Class I and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company out of the Fund’s own assets pursuant to the terms of its non 12b-1 Shareholder Service Plan for administrative and sub-accounting services previously contemplated (“Service Fee”).

Notwithstanding the foregoing, Company acknowledges that any compensation to be paid to Company by the Distributor with respect to (2) and (3) of this Section 6.1 is paid from proceeds paid to the Distributor by the Fund, and to the extent the Distributor does not receive such proceeds for any reason, including termination of a Rule 12b-1 or other plan, the amounts payable to Company will be reduced accordingly.

3. Schedule B of the Agreement is hereby deleted and replaced in its entirety with the new Schedule B attached hereto.

4. Schedule D of the Agreement is hereby deleted and replaced in its entirety the new Schedule D attached hereto.

Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning given to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the date first written above.

THE LINCOLN NATIONAL LIFE INSURANCE                           ALPS VARIABLE
COMPANY                                                                           INVESTMENT TRUST

By:       /s/ Daniel R. Hayes                                             By:  /s/ Alex Marks
Name:  Daniel R. Hayes                                                          Name: Alex Marks
Title:     Vice President                                                            Title: Secretary

ALPS ADVISORS, INC.	ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:      /s/ Thomas A. Carter                                 By: /s/ Thomas A. Carter
Name:  Thomas A. Carter                                            Name: Thomas A. Carter
Title:     President                                                       Title: President

PARTICIPATION AGREEMENT

SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

ALPS VARIABLE INVESTMENT TRUST
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio (Class I/Class II)
Ibbotson Growth ETF Asset Allocation Portfolio (Class I/Class II)
Ibbotson Balanced ETF Asset Allocation Portfolio (Class I/Class II)
Ibbotson Income and Growth ETF Asset Allocation Portfolio (Class I/Class II)
Ibbotson Conservative ETF Asset Allocation Portfolio (Class I/Class II)
Ibbotson MVP ETF Portfolio (Class I/Class II/Class III)
ALPS | Alerian Energy Infrastructure Portfolio (Class I/Class III)
ALPS | Stadion Tactical Defensive Portfolio (Class I/Class III)
ALPS | Red Rocks Listed Private Equity Portfolio (Class I/Class III)
ALPS | Stadion Tactical Growth  Portfolio (Class I/Class III)

PARTICIPATION AGREEMENT

SCHEDULE D

In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

All Designated Portfolios

Name of Portfolio	Share Class	12b-1 Fee	Service Fee	Total Eligible Fees
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Ibbotson Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Ibbotson Balanced ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Ibbotson Income and Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Ibbotson Conservative ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
ALPS | Alerian Energy Infrastructure Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Stadion Tactical Defensive Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Red Rocks Listed Private Equity Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Stadion Tactical Growth Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%

In accordance with each Fund’s then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement.  Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

FOR THE IBBOTSON PORTFOLIOS ONLY (Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio Only)

Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts From	Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts To	Revenue Sharing Will be Paid by Adviser at an Annual Rate of
$0.00	$249,999,999.99	0.125%
$250,000,000.00	$999,999,999.99	0.150%
$1,000,000,000.00	$2,249,999,999.99	0.175%
$2,500,000,000.00	above	0.200%

Such payments shall be computed daily and paid monthly in arrears.  The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.  The foregoing revenue sharing payments will be made solely in connection with assets attributable to Shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio.

FOR THE NON-IBBOTSON PORTFOLIOS ONLY (ALPS | Alerian Energy Infrastructure Portfolio, ALPS | Red Rocks Listed Private Equity Portfolio, ALPS | Stadion Tactical Defensive Portfolio, and ALPS | Stadion Tactical Growth Portfolio Only)

ALPS Advisors, Inc. agrees to pay the Company an annual fee of 0.10% (10 basis points) payable quarterly on total assets attributable to Shares of the Designated Portfolios held by the Accounts.  Such payments shall be computed daily and paid monthly in arrears.  The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.